[AURIGA LABS LOGO]

Via: Facsimile ((845) 326-5742) and U.S. First Class Mail

October 18, 2006

Mr. Dino A. Rossi
President and Chief Executive Officer
Balchem Corporation
52 Sunrise Park Road
P.O. Box 600
New Hampton, NY, 10958

Re: Development Agreement Termination

Dear Mr. Rossi:

Auriga hereby terminates our development agreement effective immediately.

Please return all confidential information to my attention at the address indicated hereon.

Very truly yours,

/s/ Philip S. Pesin
Philip S. Pesin
Chairman and Chief Executive Officer